UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): October 16, 2003

                                AUTOCARBON, INC.
                                ----------------
               (Exact name of registrant as specified in charter)

         Delaware                  005-78248                     33-0976805
         --------                  ---------                     ----------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

      126 E. 83rd Street, Suite 1B, New York, NY                   10028
      -----------------------------------------                   -----
     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (212) 717-4254
                                                           --------------

      136-M Tenth Street, Ramona California                       92065
      ----------------------------------------------         ----------------
     (Former Address of principal executive offices)         (Former Zip Code)

This second amendment to the Form 8-K filed on January 17, 2003 notes the termination of a Share Exchange Agreement.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 3, 2003, Autocarbon, Inc. (the "Company") entered into a Share Exchange Agreement with Autocarbon Limited, an United Kingdom registered company, pursuant to which the Company has agreed to purchase all of the issued and outstanding capital stock of Autocarbon Limited in exchange for an aggregate of 9,447,160 shares of common stock of the Company. The Share Exchange Agreement contemplated that the closing of the Share Exchange Agreement would take place on or about January 20, 2003. That closing date was subsequently postponed until April 16, 2003. Autocarbon Limited agreed to provide the Company with historical financial statements audited in accordance with US GAAP (the "Financial Statements"). Both parties agree to amend the Share Exchange Agreement to provide that the closing of the Share Exchange Agreement shall occur upon receipt by the Company of the Financial Statements. On April 16, 2003, Autocarbon Limited delivered to the Company the Financial Statements and the Share Exchange Agreement was closed on the same date. Subsequent thereto, on or about October 16, 2003, the Registrant declared the Agreement null and void because the Registrant was unable to obtain the cooperation of Autocarbon Limited in auditing the previously delivered financial statements in accordance with US GAAP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AUTOCARBON, INC.

Date:  March 1, 2004                       /s/ Simon Thurlow
                                           -------------------------------------
                                           Simon Thurlow, President